EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Name                                                      State of Incorporation
--------------------------------------------------------  ----------------------

National Health Benefits and Casualty Corporation                  Nevada
Three Rivers Provider Network                                      Nevada